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                                                                   EXHIBIT 10.24


                   [letterhead of Norske Skog Canada Limited]




October 3, 2002

RFL Forest Ltd.
TimberWest Forest Company
2300 - 1055 West Georgia Street
Vancouver, British Columbia
V6E 3P3

ATTENTION: John Kelvin
           Vice President Log Marketing and Sales

Re: Chip and Pulplog Supply Agreement

We refer to the Chip and Pulplog Supply Agreement (the "Agreement") made as of June 23, 1997 between 3264891 Canada Limited and 3264912 Canada Limited (predecessors to Norske Skog Canada Pulp Operations Limited) and TimberWest Forest Limited (now TFL Forest Ltd.) as amended by an agreement dated January 1, 1999 under which TimberWest Forest Company became a party to the Agreement.

We understand that the proposed sale of the Queen Charlotte Island portion of TFL 47, FL16870, TL T0184, TL T0207, and TL T 0253 (the "Tenures") will not occur at this time but that J.S. Jones Timber Limited ("Jones") will be carrying out the Queen Charlotte Island operation on your behalf under a contractual arrangement with you. We would accordingly ask that you confirm the following:

1. Jones is obligated to carry out that operation in such a manner that pulplogs will be delivered to us from the Tenures in accordance with your obligations under the Agreement; and

2. we should pay the purchase prices for those pulplogs in accordance with the Agreement directly to Jones until such time as you direct us otherwise in writing.

If you should subsequently transfer the Tenures to Jones we confirm that the requirements of Section 14.1 of the Agreement would be satisfied in connection with that transfer as long as Jones enters into a pulplog supply agreement with us in respect of the Tenures effective the date of the transfer which is consistent with your pulplog supply obligations to us under the Agreement.


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This Agreement, as amended to the date of this letter, remains in full force and effect.

Please confirm your agreement with the above by signing and returning the enclosed copy of this letter.

Yours very truly,

NORSKE SKOG CANADA PULP OPERATIONS LIMITED


Per:  /s/ Authorized Signatory
      ------------------------------------



Confirmed and agreed this 20th day of October, 2002

TFL FOREST LTD.


Per:  /s/ Authorized Signatory
      ------------------------------------



TIMBERWEST FOREST CORP.
on its own behalf and on behalf of
TIMBERWEST FOREST COMPANY


Per:  _____________________________